Exhibit 10.2

SUBSCRIPTION ESCROW AGREEMENT

This Subscription Escrow Agreement (the “Escrow Agreement”) dated as of July 28th, 2025 (the “Effective Date”) is made by and among Nova LifeStyle, Inc., a Nevada corporation (the “Company”), having an address at 6565 E. Washington Blvd., Commerce, CA 90040, American Trust Investment Services, Inc., an Indiana corporation (the “Placement Agent”) and broker-dealer acting to place the Company’s securities pursuant to a Placement Agency Agreement by and between the Company and the Placement Agent and having an address at 910 S. El Camino Real, Suite 200, San Clemente, California 92672, and CSC Delaware Trust Company (the “Escrow Agent”), having an office at 251 Little Falls Drive, Wilmington, Delaware 19808. All capitalized terms not herein defined shall have the meanings ascribed to them in that certain Securities Purchase Agreement, dated ____, 2025, including all attachments, schedules and exhibits thereto (the “Purchase Agreement”).

WHEREAS, the Company will offer to certain accredited private investors up to $9 million in common stock and warrants (the “Securities”) pursuant to the Purchase Agreement that set forth the full terms therein;

WHEREAS, the Placement Agent has been named as the placement agent in connection with the proposed offering of the Securities;

WHEREAS, the Company is required to establish an escrow account in connection with the Purchase Agreement;

WHEREAS, the Company desires to establish an escrow account with the Escrow Agent for funds contributed by investors with the Escrow Agent, to be held for the benefit of investors and the Company in accordance with the terms of this Agreement;

WHEREAS, the Placement Agent and the Company appoint the Escrow Agent as escrow agent of such escrow subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Escrow Agent accepts such appointment as escrow agent subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Company and Placement Agent hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Escrow Fund. All funds received by the Placement Agent and the Company in connection with the sale of Securities shall be deposited with and held by the Escrow Agent (the “Escrow Fund”) subject to the terms and conditions hereof. The Placement Agent will deliver, or shall cause to be delivered, to the Escrow Agent by wire transfer made payable to “CSC Delaware Trust Company as Escrow Agent for Nova LifeStyle, Inc.” to be held in the Escrow Agent’s trust account at US Bank entitled “Nova LifeStyle, Inc., CSC Delaware Trust Company as Escrow Agent” having ABA No. 042000013Account No. .130125268891, 1, FFC.1010013012, (the “Escrow Account”).

3. Investment of Escrow Fund. During the term of this Escrow Agreement, the Escrow Fund shall be held by the Escrow Agent in a non-interest bearing account. The Escrow Agent may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that we are directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

4. Disposition and Termination. The Placement Agent and the Company agree to notify the Escrow Agent in a joint writing of each closing date of the offering (the “Closing Dates”). Upon receipt of such joint written notification the following procedure will take place.

(i)	The Escrow Fund will be promptly paid to or credited to the account of, or otherwise transferred to the Company and the Placement Agent in accordance with the payment instructions set forth in the joint written notification.

(ii)	If no closing takes place, or if any subscription is not accepted by the Company, the Escrow Agent shall be provided with a list containing the amount received from each subscriber whose funds have been deposited with the Escrow Agent (with respect to each subscriber the “Subscriber Investment Amount”) and the name, address and Taxpayer Identification Number (“TIN”) of each subscriber. The aggregate of all Subscriber Investment Amounts shall be at least equal to the amount of the Escrow Fund on the Offering Closing Date. The Escrow Agent shall distribute to each subscriber the appropriate Subscriber Investment Amount pursuant to joint written instructions of the Company and Placement Agent within 10 days of receipt of the information described in this Section 4(ii).

Upon delivery of the Escrow Fund to the Company and Placement Agent or the investors as the case may be, by the Escrow Agent and upon written notification from the Placement Agent to the Escrow Agent that the offering has terminated, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company or Placement Agent. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 20 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect, provided that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Company and the Placement Agent shall use their reasonable best efforts to obtain a successor escrow agent within twenty (20) days of receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor escrow agent authorized to do business in the relevant jurisdiction. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Escrow Agreement. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act.

7. Fees. The Company and Placement Agent agree jointly and severally to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Exibit C attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. The Escrow Agent is authorized to deduct such fees from the Escrow Fund without prior authorization from the Company or Placement Agent upon the first closing of the offering.

8. Indemnity. The Company and the Placement Agent shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, or (ii) its following any instructions or other directions from the Company or the Placement Agent, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. TINs. All interest or other income earned under the Escrow Agreement, if any, shall be allocated to the Company and reported, to the extent required by law, by the Escrow Agent to the IRS or any other taxing authority, as applicable, on IRS form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Fund by the Company whether or not said income has been distributed during the year. Unless otherwise indicated in writing by the parties hereto, no taxes or other withholdings are required to be made under applicable law or otherwise with respect to any payment to be made by Escrow Agent. All documentation necessary to support a claim of exemption or reduction in such taxes or other withholdings has been timely collected by Company and copies will be provided to Escrow Agent promptly upon a request therefor. Unless otherwise agreed to in writing by Escrow Agent, all tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to payments made hereunder shall be timely filed and prepared by Company including but not limited to any applicable reporting or withholding pursuant to the Foreign Account Tax Reporting Act (“FATCA”). The parties hereto acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FATCA reporting with respect to the Escrow Fund. The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution.

10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i) upon delivery if delivered personally or upon confirmed transmittal if by email or by other electronic means;

(ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice addresses set forth below.

If to the Representative:

American Trust Investment Services, Inc.

910 S. El Camino Real

Suite 200

Sam Clemente, California 92672

Kristopher Kessler, Managing Principal

Email:

If to the Company:

Nova Lifestyle, Inc.

6565 E. Washington Blvd.

Commerce, California 90040

Attention: Xiaohua Lu, CEO

Email: xiaohua_lu@novalifestyle.com

If to Escrow Agent:

CSC Delaware Trust Company

251 Little Falls Drive

Wilmington, DE 19808

Attention: Escrow Administration

Escrow-us@delawaretrust.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent is authorized or required by law or executive order to remain closed.

11. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit A (for the Placement Agent) and Exhibit B (for the Company) hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Wire instructions included on Exhibit A and Exhibit B, attached hereto, will be considered standing instructions and will not require verbal telephone confirmation. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Placement Agent to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

AMERICAN TRUST INVESTMENT SERVICES, INC.

By:
Name:	Kristopher Kessler
Title:	Managing Principal

NOVA LIFESTYLE, INC.

By:
Name:	Xiaohua Lu
Title:	Chief Executive Officer

CSC DELAWARE TRUST COMPANY

By:
Name:	James L. Grier
Title:	Vice President

EXHIBIT A

CERTIFICATE OF AUTHORIZED REPRESENTATIVES AMERICAN TRUST INVESTMENT SERVICES, INC.

Name	Signature	Initiate (Y/N)	Callback (Y/N)	Phone Number	Alt. Phone Number

STANDING WIRE INSTRUCTIONS FOR AMERICAN TRUST INVESTMENT SERVICES, INC.

In accordance with Section 3(a) of the Agreement disbursements to AMERICAN TRUST INVESTMENT SERVICES, INC. by wire transfer must be sent in accordance with the following wire instructions:

Bank Name:	Bank of America
Account number:	291040079169
Active ACH Blocks/Filters on file:	Yes
Routing number ACH/EFT:	021200339
Routing number DOM. WIRES:	026009593

EXHIBIT B

CERTIFICATE OF AUTHORIZED REPRESENTATIVES – NOVA LIFESTYLE, INC.

Name	Signature	Initiate (Y/N)	Callback (Y/N)	Phone Number	Alt. Phone Number

STANDING WIRE INSTRUCTIONS FOR NOVA LIFESTYLE, INC..

In accordance with Section 3(a) of the Agreement disbursements to Nova LifeStyle, Inc. by wire transfer must be sent in accordance with the following wire instructions:

Bank Name:	Cathay Bank
Bank Address:	4128 Temple City Blvd, Rosemead, CA 91770
ABA Number:	122203950
SWIFT Code:	CATHUS6L
Account Number:	02087820
Account Name:	Nova Lifestyle Inc.

EXHIBIT C

SCHEDULE OF FEES

Escrow Agent Fees:

$1,000.00 – set-up fee payable in advance of the closing of the transaction

$3,000.00 - escrow agent fee payable in advance of the closing of the transaction and upon each subsequent annual anniversary date.

TRANSACTION FEES:

Wire transfer of fund: $35.00/domestic wire initiated; $75.00/international payment

Checks Cut: $10.00/check cut

1099 Preparation: $12.00/1099 prepared

1042-S Preparation: $50.00/per 1042-S

Returned Check: $30.00/returned item

An additional annual fee of 15 basis points on the escrow account balance payable in advance may be charged for investments other than institutional money market funds with which the Escrow Agent has established servicing arrangements. Out-of-pocket expenses, fees and disbursements and services of an unanticipated or unexpected nature are not included in the above schedule.